Exhibit 10.9

EXCLUSIVE LICENSE AGREEMENT

This Agreement, effective as of September 21, 2004 (“Effective Date”), is between the Dana-Farber Cancer Institute, Inc., a Massachusetts non-profit organization having a principal place of business at 44 Binney Street, Boston, Massachusetts, 02115 (“DFCI”), and Cellective Therapeutics, Inc, a Delaware corporation having a principal place of business at 100 Capitola Drive, Suite 103, Durham, North Carolina 27713 (“Licensee”).

Background

DFCI is the owner of certain rights in technology as later defined, subject only to a royalty-free, nonexclusive license previously granted to the United States Government; and

DFCI desires to have the rights used to promote the public interest by granting a license;

Licensee has represented to DFCI that it has the capabilities and/or experience to develop and use the technology that is the subject of this Agreement to develop, produce, market and sell resultant products and has the financial capacity and the strategic commitment to facilitate the transfer of the technology for the public interest; and

Licensee desires to obtain a license to DFCI’s rights and DFCI is willing to grant a license upon the terms and conditions of this Agreement.

DFCI and Licensee therefore agree as follows.

Article 1 — Definitions

1.1	“Agreement” means this Exclusive License Agreement, including all attached schedules, which are incorporated herein by reference.

1.2

“Affiliate” means any company, corporation or other business entity that is controlled by, controlling, or under common control with Licensee. For this purpose “control” means direct or indirect beneficial ownership of at least fifty percent (50%) interest in the voting stock (or the equivalent) of the company, corporation or other business or having the right to direct, appoint or remove a majority of members of its board of directors (or their equivalents) or having the power to control the general management of the company, corporation or other business, by law or contract.

1.3

“Biological Materials” are those listed in Schedule 1, and any components, (such as nucleic acids or proteins), subunits, progeny, or derivatives thereof, including, without limitation, humanized, recombinant, single chain, conjugated or other derivative forms of the antibodies produced by the hybridomas listed on Schedule 1.

1.4	“Field of Use” means all fields except research reagents.

1.5

“First Commercial Sale” means the initial transfer of a Licensed Product or first delivery of a Licensed Service, as the case may be, by or on behalf of Licensee, an Affiliate or Sublicensee for cash or non-cash consideration to which a fair market value can be assigned for purposes of determining Net Sales.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

1.6	“Licensed Intellectual Property” means, collectively, the Patent Rights and the Biological Materials.

1.7

“Licensed Process” means any process covered in whole or in part by an issued, unexpired claim or a pending claim in Patent Rights or which incorporates or uses Biological Materials in whole or in part.

1.8

“Licensed Product” means any product covered in whole or in part by an issued, unexpired claim or a pending claim in the Patent Rights or products manufactured according to a Licensed Process or products that incorporate or use Biological Materials in whole or in part. A Licensed Product shall not include any product for which Biological Materials are used in connection with the research, development or testing of such product, but into which no Biological Materials are incorporated and the manufacture or sale of which would not, without the License granted herein, infringe the Patent Rights.

1.9	“Licensed Service” means a service provided according to a Licensed Process.

1.10

“Net Sales” means the gross income derived by an entity licensed under this Agreement from the Sales of Licensed Products or Licensed Services to independent third party customers in bona-fide arms-length transactions less the following deductions, which may not exceed reasonable and customary amounts in the country in which the transaction occurs:

(a) Transportation charges or allowances actually paid or granted;

(b) Trade, quantity, cash or other discounts and brokers’ or agents’ commissions, if any, actually allowed and taken;

(c) Credits or allowances made or given on account of rejects, returns or retroactive price reductions for any amount not collected that are specifically identifiable to Licensed Products; and

(d) Any tax or governmental charge directly on sale or transportation, use or delivery of products paid by a licensed entity and not recovered from the purchaser.

Net Sales includes the fair market value of any non-cash consideration from sale of Licensed Products or Licensed Services received by Licensee, its Affiliates or Sublicensees.

Licensed Products and Licensed Services are considered “Sold” when billed, invoiced or payment is received, whichever occurs first.

1.11	“Patent Rights” means the issued United States patents listed in Schedule 1 and any reissues, reexaminations or extensions of such patents and any foreign counterparts of such patents.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Patent Rights existing on the Effective Date are listed on Schedule 1. As of the Effective Date there are no pending United States conversions, continuations, divisions or substitutions of the patents listed in Schedule 1.

1.12

“Sale” or “Sold” means any grant, sale, lease, assignment, transfer, conveyance or other disposition of Licensed Products or Licensed Services for value by or on behalf of Licensee, any Affiliate(s) or Sublicensee(s).

1.13	“Sublicensee” means any natural person or legal entity, which is not an Affiliate, to which Licensee grants a sublicense of some or all of the rights granted to Licensee under this Agreement.

1.14	“Territory” means worldwide.

Article 2 — Grant of Licenses, Options, Reserved Rights and Sublicensing

2.1

(a) License Grants. Subject to all of the terms and conditions of this Agreement and the non-exclusive license granted to the United States government, DFCI grants to Licensee an exclusive, worldwide license to the Licensed Intellectual Property, with the right to grant sublicenses, to make, have made, use, offer to sell, sell and import Licensed Products and Licensed Services and to practice Licensed Processes in the Territory for the Field of Use for the term of this Agreement.

The license will continue for the term of this Agreement unless the grant is sooner terminated according to Article 8.

2.2

Affiliates. Licensee is entitled to extend its licenses under this Article 2 to its Affiliates, consistent with all of the terms and conditions of this Agreement. If Licensee does extend its license and an Affiliate assumes obligations under this Agreement, Licensee guarantees performance by the Affiliate. If DFCI has a claim arising under this Agreement against an Affiliate, DFCI may seek a remedy directly against Licensee and may, but is not required to, seek a remedy against the Affiliate. Any termination of the Agreement under Article 8 as to Licensee also constitutes termination as to any Affiliates.

2.3	No Implied Licenses. This Agreement confers no license or rights by implication, estoppel or otherwise under any other patent applications or patents owned in whole or in part by DFCI.

2.4	Reserved Rights. The licenses granted by DFCI are subject to the following reserved rights.

2.4.1

The rights of the United States of America, as set forth in Public Laws 96-517 and 98-620, the regulations promulgated thereunder, and the policy of any funding agencies. Any rights granted hereunder, which are greater than permitted by Public Laws 96-517 and 98-620, are subject to modification as required to conform to the provisions of those statutes.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

2.4.2

DFCI’s right to make and use the Licensed Intellectual Property in the Field of Use for its own use and benefit for teaching, education and non-commercial research purposes, both laboratory and clinical.

2.4.3

DFCI’s right to supply Biological Materials and to grant non-exclusive, non-transferable licenses, without the right further to sublicense, to Patent Rights to other academic, governmental or not-for-profit organizations to make and use Licensed Intellectual Property for non-commercial research purposes in the Field of Use; provided, however, that such licenses shall not be for use in human subjects, clinical trials or for diagnostic purposes involving human subjects. Upon request of Licensee, not more frequently than quarterly, DFCI shall provide Licensee a list of those academic, governmental or not-for-profit organizations to whom it has granted licenses to Patent Rights and/or provided Biological Materials for permitted noncommercial research purposes in the Field of Use. Notwithstanding the foregoing, Licensee acknowledges that DFCI has previously granted to Duke University, for Dr. Thomas Tedder, a sublicenseable right to practice under Patent Rights and to use Biological Materials for non-commercial research purposes as stated herein and to grant such rights (without the right to further sublicense) to others. Licensee agrees that it will seek to obtain any information it wishes with respect to such transfers directly from Duke University.

2.5

Sublicensing. Licensee has the right to grant sublicenses under this Agreement consistent with the terms and conditions of this Agreement. Licensee shall be responsible for any Sublicensee’s compliance with the terms of this Agreement.

2.5.1	Notice. Licensee shall promptly notify DFCI in writing of the identity of any prospective Sublicensee.

2.5.2

Form and Content of Sublicenses. Licensee shall issue any sublicense(s) granted by it under this Agreement in writing and shall attach to each sublicense a copy of all provisions of this Agreement that are directly relevant to the Sublicensees’ rights and obligations under this Agreement.

Licensee shall include the equivalent of at least the following provisions in all sublicenses.

(a) Sublicensee shall use commercially reasonable efforts to bring the subject matter of the sublicense into commercial use as quickly as possible and shall report annually to Licensee on its operations under the sublicense.

(b) Sublicensee shall make payments due to Licensee in relation to Net Sales of Licensed Products and Licensed Services in a timely manner, so that Licensee may comply with its obligations to make payments to DFCI as set forth in Articles 3 and 4 of this Agreement.

(c) The terms and conditions of Section 2.4, paragraphs 4.2.1 and 4.2.2, Sections 5.2 — 5.5, Section 6.1, 6.2, 7.1, 7.4 and 7.7, Sections 8.4.4 and Articles 9, 10 and 12 of this Agreement are binding on the Sublicensee. In addition, Licensee shall make the Sublicensee aware of the provisions of Section 8.4.4.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

(d) Sublicensees do not have the right to grant further sublicenses.

2.5.3

Copies of Sublicenses to DFCI. Licensee shall forward to DFCI a copy of any and all fully executed sublicenses. Such copy shall be postmarked within [***] of the execution of the sublicense. Licensee shall also forward to DFCI annually a copy of the reports received by Licensee from its Sublicensee during the preceding [***] ([***]) [***] under the sublicenses as shall be pertinent to (1) its operations under the sublicense and (2) a royalty accounting under the sublicense agreement.

2.5.4

Licensee’s Continuing Obligations. Nothing in Section 2.5 may be construed to relieve Licensee of its obligations to DFCI under this Agreement, including but not limited to Licensee’s obligations under Article 9.

Article 3 — Consideration—Amounts and Time for Payment

In consideration of the rights granted by DFCI to Licensee under this Agreement, Licensee shall make the following payments to DFCI according to this Article 3 and Article 4, which payments are in respect of use of the Licensed Intellectual Property by Licensee, any Affiliate(s) or Sublicensee(s), as specified below.

3.1	Reimbursements and Other Financial Consideration

3.1.1

Past Patent Expenses. Within [***] ([***]) [***] after the Effective Date, Licensee shall reimburse DFCI for all documented unreimbursed out-of-pocket expenses incurred and paid by DFCI before the Effective Date for filing, prosecuting, maintaining and enforcing Patent Rights. Licensee acknowledges that the total amount of these patent expenses is [***] ([***]). The parties acknowledge that Licensee has thus far reimbursed [***] ([***]) of these patent expenses in consideration of the grant on January 23, 2004, of an option to be granted the exclusive, worldwide license to the Licensed Intellectual Property and such sum will be fully credited toward Licensee’s obligation under this paragraph.

3.1.2

Future Patent Expenses. Subject to the provisions of Section 6.3 below, Licensee shall pay all further out-of-pocket patent expenses incurred or paid by DFCI on or after the Effective Date and prior to the transfer of patent prosecution to Licensee as provided in Article 7, including any out-of-pocket costs incurred in connection with such transfer. Licensee shall pay DFCI within [***] ([***]) [***] after DFCI mails Licensee an invoice that documents the out-of-pocket expenses incurred and paid by DFCI during the period being invoiced and states the total amount owed to DFCI. Upon and after transfer of patent prosecution to Licensee, DFCI shall not incur, or undertake to incur, patent expenses in an amount greater than [***] without the prior written consent of Licensee, such consent not to be unreasonably withheld or delayed.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

3.1.3

Initial License Fee. Upon execution of this Agreement, subject to the terms and conditions set forth below, Licensee shall issue to DFCI [***] of Licensee’s common stock, $0.001 par value per share (“Common Stock”). It shall be a condition to DFCI’s right to acquire shares hereunder that Licensee may, in its discretion, require that in the opinion of counsel for Licensee the proposed acquisition shall be exempt from registration under the Securities Act of 1933, as amended, and DFCI shall have made such undertakings and agreements with Licensee as Licensee may reasonably require, and that such other steps, if any, as counsel for Licensee shall deem necessary to comply with any law, rule or regulation applicable to the issue of such shares by Licensee shall have been taken by Licensee or DFCI, or both. The certificates representing the shares acquired hereunder may contain such legends with respect to the restrictions set forth above and as counsel for Licensee shall deem necessary to comply with the applicable law, rule or regulation.

3.1.4

Milestone Payments. With respect to Licensed Intellectual Property, Licensee shall make the following milestone payments to DFCI within [***] ([***]) [***] of the occurrence of each of the following events, whether Licensee, an Affiliate or Sublicensee achieves the events.

-Two Hundred Fifty Thousand Dollars ($250,000) upon each of the first three corporate alliances or other agreements entered into by Licensee with a third party, where such agreement includes the Licensed Intellectual Property, whether practiced by Licensee or the other party(ies) in the alliance and from which agreement Licensee receives funds of any type (except for payment for equity at a fair market value) of an aggregate of at least $2,000,000. The term “fair market value” shall mean: (a) if Licensee’s Common Stock is publicly traded, the value of such equity using a per share price equal to the average of the reported closing prices of such stock on the exchange for the twenty (20) trading days prior to such purchase; or (b) otherwise, the value of such equity using the per share purchase price of Licensee’s most recent equity financing.

At the time each milestone payment is due, Licensee may offer (in its discretion) to make the milestone payment in cash or with the grant of additional equity to DFCI. If DFCI has sound reasons to decline equity as payment, Licensee will pay the full amount of the milestone payment in cash. Under such circumstances, Licensee will make the cash payments in [***] ([***]) [***] payments commencing with the due date and at [***] intervals thereafter.

3.1.5	Running Royalties. Licensee shall pay DFCI the following running royalties on Net Sales by Licensee, its Affiliates or Sublicensees as follows:

(a) [***] ([***]) of Net Sales of Licensed Products or Licensed Services.

(b) [***] ([***]) of Net Sales of Licensed Products or Licensed Services which incorporate or use only the Biological Materials and are not covered by any unexpired claim in the Patent Rights.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

3.1.6

Sublicense Income. Licensee shall pay DFCI a royalty of [***] of Sublicense Income if only Licensed Intellectual Property is included in the grant of rights to a third party. “Sublicense Income” includes sublicense royalties (other than any running royalties), license issue fees, license milestone payments, license maintenance fees, technology access fees, and any similar payments made by Sublicensees to Licensee or an Affiliate on account of licenses that include the grant of sublicenses under this Agreement. Excluded from Sublicense Income are (a) running royalties, (b) payments that are fees for services, (c) payments for equity, and (d) payments received in connection with any sublicenses for which milestone payments are made under Subsection 3.1.4, above. In the event Licensee grants rights to a Sublicensee to both Licensed Intellectual Property and patent rights or other technologies owned or controlled by Licensee that are not included in the Licensed Intellectual Property and the purpose, use and function of which are related to the purpose, use and function of the Licensed Intellectual Property (a “Joint Property License”), then Licensee shall pay DFCI a royalty of [***] ([***]) of Sublicense Income from the Joint Property License. All other licenses granted by Licensee containing both Licensed Intellectual Property and unrelated patent rights or other technologies shall be subject to the royalty of [***] of the Sublicense Income for that portion of the income attributable by reasonable allocation to the Licensed Intellectual Property. Licensee shall pay these royalties to DFCI within [***] ([***]) [***] of each calendar quarter in which the Sublicense Income is received by Licensee or its Affiliate. For avoidance of doubt, in the event Licensee sublicenses any of the Licensed Intellectual Property to a Sublicense, the applicable running royalty amount set forth in Subsection 3.1.5 payable on such Sublicensee’s Net Sales of Licensed Products or Licensed Services shall be due to DFCI from Licensee irrespective of the amount of running royalty due or payable to Licensee under such sublicense.

3.2

Waiver or Deferral. Waiver or deferral by DFCI of any payment owed under any paragraph under Section 3.1 may not be construed as a waiver or deferral of any subsequent payment owed by Licensee to DFCI.

3.3

Combination Packages. If a Licensed Product or Licensed Service is sold in a combination package or kit containing other active products or, processes or services, then Net Sales for purposes of determining royalty payments on the combination package will be calculated using one of the following methods, but the royalties payable to DFCI may not be reduced to less than [***] ([***]) of that provided for in paragraph 3.1.5 of this Agreement:

By multiplying the Net Sales of the combination by the fraction A/A+B, where A is the gross selling price, during the royalty-paying period in question, of the Licensed Product or Licensed Service sold separately, and B is the gross selling price during the royalty period in question, of the other active products, processes or services sold separately; or

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

If no separate sales are made of the Licensed Product or Licensed Service or any of the active products in such combination package during the royalty-paying period in question, Net Sales for the purposes of determining royalty payments, must be calculated by dividing the Net Sales price of the combination by the number of functions performed by the combination sold where such combination contains active agents or processes other than those licensed under this Agreement.

3.4

Reduced Rate after Expiration of Patents. Licensee’s obligation to pay running royalties to DFCI under paragraphs 3.1.5(a) and 3.1.6 terminates on a country-by-country basis upon expiration of the last-to-expire patent in the applicable country. However, in recognition of the ongoing value of the Biological Materials, Licensee shall continue to pay DFCI running royalties on Net Sales of Licensed Products and Licensed Services at the rate set forth in paragraph 3.1.5 (b) for so long as Licensed Products and Licensed Services are sold in the various country(ies).

Article 4 — Royalty Reports, Payments and Financial Records

4.1

Royalty Reports. Within [***] ([***]) [***] after March 31, June 30, September 30 and December 31, of each year in which this Agreement is in effect, Licensee shall deliver to DFCI full, true and accurate reports of its activities and those of its Affiliates or Sublicensee(s), if any, relating to this Agreement during the preceding [***] period. These reports must include at least the following:

(a) Number of Licensed Products manufactured and sold by Licensee, and any Affiliates or Sublicensees, in each country of the Territory;

(b) Total billings for the Licensed Products and Licensed Services sold;

(c) Deductions applicable to determining Net Sales;

(d) The nature and amount of Non-Running or Sublicense Income received by Licensee;

(e) Total royalties due to DFCI;

(f) After the date of First Commercial Sale in any country, a summary of the activities of Licensee, and any Affiliates and Sublicensees, directed toward promoting the sale of Licensed Products and Licensed Services in the Territory.

With each report, Licensee shall pay to DFCI the royalties due and payable. If no royalties are due, Licensee shall so report. If multiple Licensed Products and Licensed Services are covered by the license granted under this Agreement, Licensee shall separately identify each Licensed Product or Licensed Service (as the case may be) in the royalty report and specify which patents/application within Patent Rights, Biological Materials are used for each Licensed Product or Licensed Service.

In no event shall Licensee be required to pay multiple royalties to DFCI based on sales of the same Licensed Product or Licensed Service based on such Licensed Product’s or Licensed Service’s being covered by multiple Patent Rights.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

4.2	Record Keeping.

4.2.1

Books and Records. Licensee shall keep, and shall require its Affiliates and Sublicensees to keep, true books of account containing an accurate record (together with supporting documentation) of all data necessary for determining the amounts payable to DFCI. Licensee shall keep its records at its principal place of business or the principal place of business of the appropriate division of Licensee to which this Agreement relates and shall require its Affiliates and Sublicenses to keep their books and records in the same manner.

4.2.2

Inspections. In order for DFCI to determine the correctness of any report or payment made under this Agreement, Licensee shall make its records available to DFCI for inspection, for a period of three (3) years following the end of the calendar year to which they pertain. License shall also require any Affiliates or Sublicensees to make their records available for inspection by DFCI, in the same manner as provided in this paragraph 4.2.2.

DFCI may inspect the records at mutually acceptable times during regular business hours by a certified public accountant selected by DFCI and reasonably acceptable to the licensed entity whose records are being inspected. DFCI shall request access to such records in writing at least [***] ([***]) [***] prior to the desired date of inspection. In conducting inspections under this paragraph 4.2.2, Licensee agrees that DFCI’s accountant may have access to all records which DFCI reasonably believes to be relevant to calculating royalties owed to DFCI under Article 3.

DFCI is responsible for the cost of any inspection, unless the examination shows an underreporting or underpayment by any entity in excess of five percent for any twelve month period, in which case Licensee shall pay the cost of the inspection as well as any additional sum that would have been payable to DFCI had the Licensee reported correctly, plus interest as set forth in Section 4.5.

4.3

Form of Payments and Taxes. Licensee must make all payments to be made to DFCI in Boston, Massachusetts, or at such other place or in such other way as DFCI may reasonably designate. Payments must be paid by check or wire transfer.

Licensee shall pay all amounts payable to DFCI under this Agreement in United States funds without deduction for taxes, exchange, collection or other charges that may be imposed by any country or political subdivision with respect to any amounts payable to DFCI under this Agreement, except that Licensee shall collect such amounts to the extent required to do so by applicable law. To the extent required to do so by applicable law, Licensee shall be responsible for paying, or ensuring payment of, such taxes, exchange, collection or other charges.

4.4

Currency Conversion. If any currency conversion is required in connection with any payment owed to DFCI, the conversion will be made at the buying rate for the transfer of such other currency as quoted by the Wall Street Journal on the last business day of the applicable accounting period in the case of any payment payable with respect to a specified accounting period or, in the case of any other payment, the last business day before the date the payment is due.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

4.5

Interest. Any payment owed to DFCI under this Agreement that is not made when due will accrue interest beginning on the first day following the due date specified in Article 3. The interest will be calculated at the annual rate of the sum of (a) [***] ([***]) plus (b), the prime interest rate quoted by Bank of America on the date the payment is due, the interest being compounded on the last day of each calendar quarter. However, the annual rate may not exceed the maximum legal interest rate in Massachusetts. The payment of interest as required by this Section does not foreclose DFCI from exercising any other rights or remedies it has as a consequence of the lateness of any payment.

Article 5 — Operations under the License

5.1	Due Diligence

5.1.1

General Obligations. Licensee shall use reasonable commercial efforts to bring one or more Licensed Products or Licensed Services to the marketplace as soon as reasonably practicable, through a diligent and aggressive program of development, production and distribution. Such efforts must not be less than the efforts expended by Licensee in connection with its other high priority projects. After commercialization, Licensee shall use reasonable commercial efforts to keep Licensed Products or Licensed Services available to the public.

5.1.2

Development Plan. Within [***] ([***]) [***] after the Effective Date, Licensee shall provide DFCI with a bona fide written development plan that describes Licensee’s plan for bringing the subject matter of the Licensed Intellectual Property to practical application (the “Development Plan”). The Development Plan must set forth the particular Licensed Products or Licensed Services and practical applications of Licensed Products or Licensed Services that Licensee initially intends to develop, cite Licensee’s specific goals and objectives for the ensuing year for developing or commercializing the Licensed Intellectual Property and outline Licensee’s plan for achieving the specific due diligence obligations set forth in Section 5.1.3 below. The outline must include actual or projected financial resources or strategic alliances that will be required to meet such objectives.

5.1.3

Specific Diligence Benchmarks. Licensee shall use commercially reasonable efforts to meet the following specific effort and achievement benchmarks (“Diligence Benchmarks”) by the dates specified in this paragraph.

(a) For the first [***] ([***]) of the term of this Agreement, Licensee’s annual expenditure on research and product development pertaining to the Licensed Intellectual Property of an amount equal to [***] ([***]) of Licensee’s operations budget (including salaries and overhead) on research and product development pertaining to the Licensed Intellectual Property. Such expenditure may be made by Licensee, or by others beneficially for Licensee.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

(b) [***].

(c) [***].

(d) [***].

[***].

5.1.4

Adjustments. The Diligence Benchmarks or dates set forth above may be adjusted by mutual agreement by the parties, which agreement will not be unreasonably withheld by DFCI if Licensee can demonstrate that good faith efforts were made to achieve the Diligence Benchmarks and that the failure to achieve Diligence Benchmarks were due to scientific, technical or regulatory reasons beyond the reasonable control of Licensee.

5.1.5

Development and Commercialization Reports. Licensee shall provide to DFCI a written report, due on each anniversary of the Effective Date, describing the efforts by Licensee, or any Affiliates or Sublicensees, to bring one or more Licensed Products or Licensed Services to the marketplace during the preceding year. The report must be in sufficient detail to permit DFCI to monitor Licensee’s compliance with the due diligence provisions of this Agreement.

Licensee shall include at least the following in these reports: (a) a summary of Licensee’s progress toward meeting the goals and objectives that had been established for the previous year; (b) a summary of Licensees goals and objectives for the ensuing year for developing and commercializing Licensed Intellectual Property including an identification of additional Licensed Products or Licensed Services that Licensee intends to develop, if any; and (c) to the extent not covered by the foregoing, a summary of Licensee’s progress in meeting the Diligence Benchmarks of Section 5.1.3.

If multiple technologies are covered by this Agreement, the progress report must provide the information set forth above for each Licensed Product or Licensed Service.

5.1.6

Failure to Perform. Licensee’s failure to perform with any due diligence requirement provided in any paragraph in this Section 5.1, subject only to adjustments pursuant to Section 5.1.4, is grounds for DFCI to terminate this Agreement according to Section 8.2.3.

5.2

U.S. Manufacture. Licensee shall manufacture Licensed Products leased, used or sold in the United States substantially in the United States as required by 35 U.S.C. 204 and 37 C.F.R. 401 et. seq., as amended. Licensee shall also require any Affiliate(s) or Sublicensee(s) to comply with this U.S. manufacture requirement.

5.3

Other Government Laws. Licensee shall comply with, and shall require its Affiliates and Sublicensees to comply with, all government statutes and regulations that relate to Licensed Products. These include but are not limited to FDA statutes and regulations, the Export Administration Act of 1979, as amended, codified in 50 App. U.S.C. 2041 et seq. and the regulations promulgated thereunder or other applicable export statutes or regulations.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

5.4

Patent Marking. Licensee shall mark, and shall require its Sublicensees and Affiliates to mark, all Licensed Products sold in the United States with the word “Patent” and the number or numbers of issued patents comprising the Patent Rights applicable to the Licensed Product.

5.5

Publicity — Use of Name. Licensee, its Affiliates and Sublicensees are not permitted to use the names of DFCI, its related entities or its employees, or any adaptations thereof, in any advertising, promotional or sales literature, or in any securities report required by the Securities and Exchange Commission, without the prior written consent of DFCI in each case provided, however, that Licensee may (a) refer to publications in the scientific literature by employees of DFCI, (b) state that a license from DFCI has been granted as provided in this Agreement, (c) refer to DFCI as a shareholder or licensor of Licensee to the extent required by applicable law, or (d) state that Dr. Thomas Tedder is a former employee of DFCI.

Article 6 — Patent Preparation, Filing, Prosecution and Maintenance

6.1

Responsibility. Subject to the provisions of Section 6.3 below, Licensee is responsible for preparing, filing, prosecuting and maintaining the patent applications and patents included within the Patent Rights and for paying all associated costs. For purposes of this Agreement, patent prosecution includes ex parte prosecution, interference proceedings, reissues, reexaminations and oppositions. Licensee shall provide, or cause its agent to provide, copies of relevant correspondence between Licensee and the United States Patent Office or the various foreign patent offices and give DFCI reasonable opportunity to advise Licensee or Licensee’s counsel on such matters. DFCI designates the following individual or department for receiving the patent-related correspondence.

Patent Counsel

Office of Patent Counsel

Dana-Farber Cancer Institute

44 Binney Street

Boston, MA 02115

Upon DFCI’s request, Licensee shall be available to consult with DFCI on matters relating to preparing, filing, prosecuting or maintaining any of the applications or patents within the Patent Rights. Licensee shall consider the reasonable, legitimate interests of DFCI as owner of the Patent Rights in performing its responsibility under this Section 6.1. Licensee designates the following individual or department to receive such requests from DFCI.

[***]

[***]

Cellective Therapeutics

100 Capitola Drive, Suite 103

Durham, NC 27713

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

6.2

Cooperation. DFCI shall cooperate with Licensee in preparing, filing, prosecuting and maintaining the patent applications and patents within Patent Rights. The parties shall provide prompt notice to each other of any matter that comes to their attention that may affect the patentability, validity or enforceability of any patent application or patent within Patent Rights.

6.3

Relinquishing Rights. If Licensee elects not to prepare, prosecute and/or maintain any patents or patent applications in any country(ies) or region(s) in the world, Licensee shall give DFCI written notice of such election at least [***] ([***]) [***] prior to any applicable due date or bar date; relinquish responsibility for prosecution of said non-elected application or patent; and surrender its license under such non-elected patent or patent application. However, if Licensee is surrendering any patent or application within Patent Rights on which an interference proceeding or opposition has been declared or filed, the notice period is [***] ([***]) [***]. If Licensee so surrenders its rights, it will remain responsible for any patent annuities required to be paid and all reasonable patent-related expenses required to be paid to preserve the pendency of the patent applications included in the Patent Rights during the applicable notice period. Thereafter, Licensee will have no further obligation to pay any patent expenses for the patents or patent applications that it surrendered. Licensee’s election to relinquish its license with respect to any Patent Rights in any country or countries shall have no effect on its license with respect to such Patent Rights in any other country or countries or any other Patent Rights licensed hereunder.

6.4

Prosecution by DFCI. Upon Licensee’s relinquishing responsibility for prosecution and surrendering its license pursuant to Section 6.3, DFCI shall thereafter have the right, but not any obligation, to prosecute, obtain issuance of, and/or maintain such Patent Rights relinquished by Licensee in such country(ies) or region(s) at its own cost, and any such applications and resultant patents shall not be subject to this Agreement.

Article 7 — Patent Infringement and Enforcement

7.1

Notice. If at any time during the term of this Agreement, either Licensee or DFCI becomes aware of an apparent infringement in a particular country of a patent within Patent Rights, it will promptly notify the other party of such alleged infringement, regardless of whether it chooses to take action against the alleged infringer.

7.2	Action by Licensee

7.2.1

Procedure. Licensee shall have the first right, but not the obligation, for enforcing the Patent Rights and prosecuting apparent infringers at its expense and in its own name when, in its judgment, such action may be reasonably necessary and justified. Before Licensee commences any legal proceeding with respect to the infringement, Licensee shall consider in good faith the views of DFCI. Licensee’s election not to pursue any apparent infringer shall have no effect on the rights granted to Licensee under this Agreement.

If Licensee notifies DFCI that it intends to prosecute the alleged infringer, then Licensee has [***] ([***]) [***] from the date of its notice to DFCI to either (a) cause the infringement to terminate or (b) initiate legal proceedings against the alleged infringer. If any such suit is brought by Licensee in its own name it will be at Licensee’s expense and on its own behalf. Licensee has the right to join DFCI as a party-plaintiff if required by law, at Licensee’s expense.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

7.2.2

Action at Request of DFCI. DFCI may request Licensee to take reasonable steps to protect the Patent Rights from an apparent infringement. Licensee shall notify DFCI, within [***] ([***]) [***] of receiving a written request from DFCI, of action Licensee intends to take, if any, to compel termination of the alleged infringing action or to initiate legal proceedings against the alleged infringer.

7.2.3

DFCI Right to Join. DFCI has the right to join any legal proceeding brought by Licensee under this Section 7.2 using DFCI’s own counsel and at DFCI’s own expense. If DFCI elects to join as a party plaintiff pursuant to this paragraph 7.2.3, DFCI may jointly participate in the action with Licensee, but Licensee’s counsel will be lead counsel.

7.2.4

Settlement. In any legal proceeding initiated by Licensee, no settlement, consent judgment or other voluntary final disposition of the legal proceeding that adversely affects DFCI may be entered into without the consent of DFCI, which consent shall not be unreasonably withheld or delayed.

7.3	Action by DFCI

7.3.1

Procedure. If Licensee notifies DFCI that it does not intend to prosecute an infringement, or if Licensee fails to cause the infringement to terminate or initiate legal proceeding to compel termination within [***] ([***]) [***] of the date of its notice to DFCI pursuant to paragraph 7.2.1, above, then DFCI may initiate legal proceedings against the alleged infringer, at DFCI’s expense and on its own behalf according to the terms of this Section 7.3. Before DFCI commences any legal proceeding with respect to the infringement, DFCI shall consider in good faith the views of Licensee. DFCI has the right to join Licensee as a party plaintiff if required by law, at DFCI’s expense.

7.3.2

Licensee’s Right to Join. Licensee has the right to join any legal proceeding brought by DFCI under this Section 7.3 using Licensee’s own counsel and at Licensee’s own expense. If Licensee elects to join as a party plaintiff pursuant to this paragraph 7.3, Licensee may jointly participate in the action with DFCI, but DFCI’s counsel will be lead counsel.

7.3.3

Settlement. Regardless of whether Licensee is joined or joins any legal proceeding initiated by DFCI, no settlement, consent judgment or other voluntary final disposition of the legal proceeding may be entered into without the consent of DFCI, which consent shall not be unreasonably withheld or delayed.

7.4

Cooperation. If one party initiates legal proceedings to enforce the Patent Rights pursuant to this Article 7, the other party shall cooperate with and supply all assistance reasonably requested by the party initiating the proceedings, at the initiating party’s request and expense.

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7.5

Distribution of Amounts Paid by Third Parties. In any legal proceeding brought by Licensee, DFCI or jointly by Licensee and DFCI pursuant to this Article 7, any recovery or proceeds of such proceeding, whether characterized as damages, costs, attorneys’ fee awards or otherwise, shall be distributed as follows: (a) each party shall first be reimbursed pro rata for its reasonable attorneys’ fees and out-of-pockets expenses actually incurred in connection with the proceeding; (b) DFCI shall second recover a sum equivalent to the total amount of royalties and sublicense or partnering income royalties deducted by Licensee under Section 7.6, if any; (c) Licensee shall third recover an amount equal to its lost profits or a reasonable royalty (whichever measure of damages has been applied in the legal proceeding or settlement thereof); (d) DFCI shall then receive the amount for royalties that Licensee would have owed to DFCI under this Agreement if Licensee had made the infringer’s sales directly, to the extent such award compensates Licensee for such sales, the amount of such royalties not to exceed the amount of any lost profits or reasonable royalty award (whichever measure of damages has been applied in the legal proceeding or settlement thereof); and (e) the balance, if any, will be divided on a pro rata basis between the parties according to their respective percentage contributions to the total documented cost and expense of the proceeding, including each party’s reasonable attorney’s fees.

7.6

Reduction of Royalties. If Licensee initiates legal proceedings under Section 7.2 in any country and DFCI does not voluntarily join the proceeding, License may deduct up to [***] ([***]) of Licensee’s documented costs and expenses of the proceeding (including reasonable attorney fees) from running royalties payable to DFCI under paragraph 3.1.5 of this Agreement from sales of Licensed Products or Licensed Services covered by the patent(s)-in-suit. However, Licensee may not reduce DFCI’s royalty payments by more than [***] ([***]) of the amount otherwise due under Article 3. If Licensee’s costs and expenses exceed [***] ([***]) of the amount of royalties deducted by Licensee for any calendar year, Licensee may, to that extent, reduce the royalties due to DFCI in succeeding calendar quarters for so long as Licensee is actively engaged in legal proceedings to terminate the infringement. However, Licensee may not reduce total royalties due to DFCI in a given calendar quarter by more than [***] ([***]). Licensee’s right to reduce royalty payments to DFCI under this paragraph 7.6 applies only for so long as the legal proceeding continues.

7.7

Declaratory Judgment Actions. In the event that any third party initiates a declaratory judgment action or counterclaim alleging the invalidity or unenforceability of the Patent Rights, or if any third party brings an infringement action against Licensee or its Affiliates or Sublicensees because of the exercise of the rights granted Licensee under this Agreement, then in either such event Licensee shall have the right to defend such action under its own control and at its own expense; provided, however, that DFCI shall have the right to intervene and jointly participate in the defense of such claims or counterclaims (as the case may be), at its own expense. Neither party shall enter into any settlement, consent judgment or other voluntary final disposition of any action under this Section 7.7 without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed unless the settlement includes any express or implied admission of liability or wrongdoing on DFCI’s or Licensee’s part, in which case DFCI’s or Licensee’s respective right to grant or deny consent is absolute and at its sole discretion. Any recovery shall be distributed as described in Section 7.5.

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Article 8 — Term and Termination

8.1

Term. Unless terminated earlier under the provisions of this Agreement, this Agreement will terminate on the expiration date of the last to expire of patents within Patent Rights except that if a Licensed Product incorporates or uses a Biological Material in whole or in part, or such product is manufactured by a Licensed Process which incorporates or uses a Biological Material, in whole or in part; or a, Licensed Service is provided according to a Licensed Process which incorporates or uses a Biological Material, in whole or in part or a process for the manufacture of a product uses Biological Material, this Agreement will terminate when Licensee ceases to sell any such Licensed Products or Licensed Services or ceases to manufacture products using any such Licensed Process.

8.2

Termination by Licensor. DFCI has the right to immediately terminate this Agreement and all licenses granted hereunder by providing Licensee with written notice of termination, upon the occurrence of any of the following events:

8.2.1	Licensee ceases to carry on its business with respect to Licensed Products or Licensed Services.

8.2.2

Licensee fails to pay on schedule any royalty or other payment that has become due and is payable under Articles 3 or 4 of this Agreement and has not cured the default by making the required payment, together with interest due, within thirty (30) days of receiving a written notice of default from DFCI requesting such payment.

8.2.3

Licensee fails to comply with any due diligence obligation provided for in Section 5.1, unless Licensee has cured the default by meeting the obligation within sixty ninety (90) days of receiving written notice of default from DFCI.

8.2.4	Licensee defaults in its obligations to procure and maintain insurance under Section 9.2.

8.2.5	Licensee is convicted of a felony relating to the manufacture, use, sale or importation of Licensed Products or Licensed Services.

8.2.6

Licensee materially breaches any other provision of this Agreement, unless Licensee has cured the breach within ninety (90) days of receiving written notice from DFCI specifying the nature of the breach.

8.3	Termination by Licensee. Licensee has the right to terminate this Agreement without cause by giving DFCI one hundred and eighty (180) days prior written notice.

8.4	Effect of Termination.

8.4.1

No release. Upon termination of this Agreement for any reason, nothing in this Agreement may be construed to release either party from any obligation that matured prior to the effective date of the termination.

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8.4.2

Survival. The provisions of Article 4 (Royalty Reports, Payments and Financial Records), Section 5.5 (Publicity — Use of Names), paragraph 8.4.2 (Survival), 8.4.3 (Inventory), 8.4.4 (Sublicenses), Sections 9.1 — 9.5 (Indemnification and Defense), Sections 9.6 — 9.9 (Insurance) and Articles 10-21 shall survive termination of this Agreement.

8.4.3

Inventory. Licensee, any Affiliate(s) and any Sublicensees whose sublicenses are not converted as provided in paragraph 8.4.4, may, after the effective date of termination, sell all Licensed Products and Licensed Services that are in inventory as of the date of written notice of termination, and complete and sell Licensed Products which the licensed entity(ies) can clearly demonstrate were in the process of manufacture or performance, as the case may be, as of the date of written notice of termination, provided that Licensee shall pay to DFCI the royalties thereon as required by Article 3 and shall submit the reports required by Article 4 on the sales of Licensed Products and Licensed Services.

8.4.4

Sublicenses. Any sublicenses will terminate contemporaneously with this Agreement; provided, however, any Sublicensee not in default under its sublicense may convert such sublicense to a license directly between DFCI and Sublicensee upon written notice to DFCI, provided further that such Sublicensee agrees in writing to be bound by the following provisions of this Agreement: Sections 2.4, 2.5, 3.1.1, 3.1.2, 4.2.1, 4.2.2, 4.3, 5.2-5.5, 7.1, 7.4, 7.7, and Articles 8, 9, 10 and 12.

Article 9 — Indemnification, Defense and Insurance

Indemnification and Defense.

9.1

Except as set forth in Section 9.2 below, Licensee shall indemnify, defend and hold harmless DFCI and its trustees, officers, medical and professional staff, employees, and agents and their respective successors, heirs and assigns (the “Indemnitees”), against any liability, damage, loss or expense (including reasonable attorneys’ fees and expenses of litigation) incurred by or imposed upon the Indemnitees, or any one of them, in connection with any claims, suits, actions, demands or judgments (a) arising out of the design, production, manufacture, sale, use in commerce, lease, or promotion by Licensee or by a Sublicensee, Affiliate or agent of Licensee, or any product, process or service relating to, or developed pursuant to, this Agreement or (b) arising out of any other activities of Licensee, its Sublicensees, Affiliates, agents, or assigns, to be carried out pursuant to this Agreement.

9.2

Licensee’s indemnification under 9.1 does not apply to any liability, damage, loss or expense to the extent that it is attributable to (a) the negligence of the Indemnitees, or (b) the intentional wrongdoing or intentional misconduct of the Indemnitees. DFCI represents and warrants to Licensee that, to DFCI’s knowledge as of the Effective Date, no claims of negligence have been asserted by any third party in respect of the Licensed Intellectual Property or its development.

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9.3

Licensee shall, at its own expense, provide attorneys reasonably acceptable to DFCI to defend against any actions brought or filed against any party indemnified hereunder with respect to the subject of indemnity contained herein, whether or not such actions are rightfully brought.

9.4

If any such action is commenced or claim made or threatened against DFCI or other Indemnitees as to which Licensee is obligated to indemnify it (them) or hold it (them) harmless, DFCI or the other Indemnitees shall promptly notify Licensee of such event. Licensee shall assume the defense of, and may settle, that part of any such claim or action commenced or made against DFCI (or other Indemnitees) which relates to Licensee’s indemnification and Licensee may take such other steps as may be necessary to protect it. Licensee will not be liable to DFCI or other Indemnitees on account of any settlement of any such claim or litigation affected without Licensee’s consent. The right of Licensee to assume the defense of any action is limited to that part of the action commenced against DFCI and/or Indemnitees that relates to Licensee’s obligation of indemnification and holding harmless.

9.5	Licensee shall require any Affiliates or Sublicensee(s) to indemnify, hold harmless and defend DFCI under the same terms set forth in Sections 9.1 — 9.4.

Insurance.

9.6

At such time as any product, process or service relating to, or developed pursuant to, this Agreement is being commercially distributed or sold (other than for the purpose of obtaining regulatory approvals) by Licensee or by a Sublicensee, Affiliate or agent of Licensee, Licensee shall, at its sole cost and expense, procure and maintain policies of commercial general liability insurance in amounts not less than [***] per incident and [***] annual aggregate and naming the Indemnitees as additional insureds. Such commercial general liability insurance must provide (a) product liability coverage and (b) contractual liability coverage for Licensee’s indemnification under Sections 9.1 through 9.3 of this Agreement. If Licensee elects to self-insure all or part of the limits described above (including deductibles or retentions which are in excess of [***] annual aggregate), such self-insurance program must be reasonably acceptable to the DFCI and the DFCI’s associated Risk Management Foundation. The minimum amounts of insurance coverage required under these provisions may not be construed to create a limit of Licensee’s liability with respect to its indemnification obligation under Sections 9.1 through 9.3 of this Agreement.

9.7

Licensee shall provide DFCI with written evidence of such insurance upon request of DFCI. Licensee shall provide DFCI with written notice at least [***] ([***]) [***] prior to the cancellation, non-renewal or material change in such insurance; if Licensee does not obtain replacement insurance providing comparable coverage within such [***] ([***]) [***] period, DFCI has the right to terminate this Agreement effective at the end of such [***] ([***]) [***] period upon written notice or additional waiting periods.

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9.8

Licensee shall maintain such comprehensive general liability insurance beyond the expiration or termination of this Agreement during (a) the period that any product, process, or service, relating to, or developed pursuant to, this Agreement is being commercially distributed or sold (other than for the purpose of obtaining regulatory approvals) by Licensee or by a Sublicensee, Affiliate or agent of Licensee and (b) a reasonable period after the period referred to in 9.8(a) above which in no event shall be less than [***] ([***]) [***].

9.9	License shall require any Affiliates or Sublicensee(s) to maintain insurance in favor of DFCI and the Indemnitees under the same terms set forth in Sections 9.6 — 9.8.

Article 10 — Disclaimer of Warranties

10.1

DFCI MAKES NO WARRANTY, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO ANY PATENT, TRADEMARK, SOFTWARE, NON-PUBLIC OR OTHER INFORMATION, OR BIOLOGICAL MATERIAL OR TANGIBLE RESEARCH PROPERTY, LICENSED OR OTHERWISE PROVIDED TO LICENSEE HEREUNDER AND HEREBY DISCLAIMS THE SAME.

10.2

DFCI DOES NOT WARRANT THE VALIDITY OF THE PATENT RIGHTS LICENSED HEREUNDER AND MAKES NO REPRESENTATION WHATSOEVER WITH REGARD TO THE SCOPE OF THE LICENSED PATENT RIGHTS OR THAT SUCH PATENT RIGHTS MAY BE EXPLOITED BY LICENSEE, AFFILIATE OR SUBLICENSEE WITHOUT INFRINGING OTHER PATENTS. IF BIOLOGICAL MATERIALS ARE LICENSED HEREUNDER, DFCI MAKES NO REPRESENTATION THAT SUCH MATERIALS OR THE METHODS USED IN MAKING OR USING SUCH MATERIALS ARE FREE FROM LIABILITY FOR PATENT INFRINGEMENT.

10.3

THE LIABILITY OF DFCI, ITS AGENTS, OR ITS EMPLOYEES, WITH RESPECT TO ANY AND ALL SUITS, ACTIONS, LEGAL PROCEEDINGS, CLAIMS, DEMANDS, DAMAGES, COSTS AND EXPENSE ARISING OUT OF THE PERFORMANCE OR NON PERFORMANCE OF ANY OBLIGATION UNDER THIS AGREEMENT WHETHER BASED ON CONTRACT, WARRANTY, TORT (INCLUDING WITHOUT LIMITATION NEGLIGENCE), STRICT LIABILITY, STATUTORY OR OTHERWISE SHALL BE LIMITED TO DIRECT, ACTUAL DAMAGES INCURRED AS A RESULT OF DFCI’s FAILURE TO PERFORM ITS OBLIGATIONS AS REQUIRED BY THIS AGREEMENT AND SHALL NOT EXCEED IN THE AGGREGATE A SUM EQUAL TO THE TOTAL AMOUNTS PAYABLE TO DFCI UNDER THIS AGREEMENT.

Article 11 — Notices

11.1	Notices to DFCI. Unless otherwise specified in this Agreement, reports, notices and other communications from Licensee to DFCI as provided hereunder must be sent to:

Sr. Vice President for Research

Dana-Farber Cancer Institute

44 Binney Street

Boston, MA 02115

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or other individuals or addresses as DFCI subsequently furnish by written notice to Licensee.

A copy of the notice must also be sent to the attention of DFCI’s Vice President, Research and Technology Ventures, at the same address as provided above.

11.2	Notices to Licensee. Unless otherwise specified in this Agreement, reports, notices and other communications from DFCI to Licensee as provided hereunder must be sent to:

[***]

[***]

100 Capitola Drive, Suite 103

Durham, NC 27713

with a copy (which shall not constitute notice) to:

Womble Carlyle Sandridge & Rice, PLLC

Attention: Deborah Hylton, Esq.

Post Office Box 13069

Research Triangle Park, North Carolina 27709

or other individuals or addresses as Licensee subsequently furnish by written notice to DFCI.

Article 12 — Dispute Resolution

12.1

Negotiation between the Parties. The parties shall first attempt to resolve any controversy that arises from this Agreement, or claim for breach of the Agreement, by good faith negotiations, first between their respective business development representatives and then, if necessary, between senior representatives for the parties, such as the Sr. Vice President for Research or President of DFCI and the CEO or President of Licensee.

12.2

Non-Binding Mediation. If the controversy or claim cannot be settled through good faith negotiation between the parties, the parties agree first to try in good faith to settle their dispute by non-binding mediation under the Mediation Rules of the American Arbitration, before resorting to arbitration, litigation or other dispute resolution procedure.

Article 13 — Independent Contractor

13.1

For the purpose of this Agreement and all services to be provided hereunder, both parties are and will be deemed to be, independent contractors and not agents or employees of the other. Neither party has authority to make any statements, representations or commitments of any kind, or to take any action, that will be binding on the other party.

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Article 14 — Severability

14.1

If any one or more of the provisions of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement will not in any way be affected or impaired thereby.

Article 15 — Non-assignability

15.1

Neither this Agreement nor any part of the Agreement is assignable by either party without the express written consent of the other, which consent a party will not unreasonably withhold or delay. However, a Party may assign this Agreement without the other’s consent in conjunction with the sale of substantially all of its related business assets or a merger, consolidation or reorganization to which it is a party, provided that such assignee, receiver, person or corporation shall, without delay, accept in writing the provisions of this Agreement and agree to become in all respects bound thereby in the place and stead of Licensee or DFCI, as the case may be. Any attempted assignment in violation of this Article is void.

Article 16 — Entire Agreement

16.1

This instrument Agreement and all exhibits and schedules, which are incorporated by reference, contains the entire agreement between the parties and supersedes and cancels all other agreements between the parties, including without limitation (a) that certain Option Agreement, dated January 23, 2004, by and between DFCI and Licensee, and (b) that certain Term Sheet Proposal for License of Technology by and between DFCI and Licensee. No verbal agreement, conversation or representation between any officers, agents, or employees of the parties either before or after the execution of this Agreement may affect or modify any of the terms or obligations herein contained.

Article 17 —– Modifications in Writing

17.1	No change, modification, extension, or waiver of this Agreement, or any of the provisions herein contained is valid unless made in writing and signed by a duly authorized representative of each party.

Article 18 — Governing Law

18.1

The validity and interpretation of this Agreement and the legal relations of the parties to it are governed by the laws of the Commonwealth of Massachusetts without regard to any choice of law principle that would dictate the application of the law of another jurisdiction.

Article 19 — Captions

19.1	The captions are provided for convenience and are not to be used in construing this Agreement.

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Article 20 — Construction

20.1	The parties agree that they have participated equally in the formation of this Agreement and that the language herein should not be presumptively construed against either of them.

Article 21 — Counterparts

21.1	This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

DANA-FARBER CANCER INSTITUTE, INC. (DFCI)		CELLECTIVE THERAPEUTICS, INC. (Licensee)

By:	[***]	By:	[***]

Title:	[***]	Title:	[***]

Date:		Date:

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Schedule 1: Patent Rights and Biological Materials

[***]

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CONFIDENTIAL

September 8, 2005

[***]

Vice President

Research and Technology Ventures

Dana-Farber Cancer Institute, Inc.

44 Binney Street

Boston, Massachusetts 02115

Dear [***]:

This letter will serve to amend the Exclusive License Agreement between Cellective Therapeutics, Inc. (“Cellective”) and Dana-Farber Cancer Institute, Inc. (“DFCI”), dated as of September 21, 2004 (the “Agreement”) and to clarify the intent of the parties regarding certain provisions set forth in the Agreement.

1. Amendment to Section 2.1. Cellective and DFCI hereby agree to amend Section 2.1 of the Agreement to add a new Section 2.1(b) as follows:

2.1(b)

DFCI acknowledges that the Biological Materials have been transferred to Duke University and Dr. Thomas Tedder. DFCI has authorized the direct release and transfer of the Biological Materials from the foregoing entities to Licensee, and the past or future transfer of the Biological Materials to Licensee is authorized in all respects by DFCI. Licensee shall have the right to receive the Biological Materials from Duke University and Dr. Thomas Tedder upon its request and to use and transfer such Biological Materials to third parties in order to exercise its rights under this Agreement.

2. Amendment to Section 2.5.3. Cellective and DFCI hereby agree to amend and restate Section 2.5.3 of the Agreement in its entirety as follows:

2.5.3

Copies of Sublicenses to DFCI. Licensee shall forward to DFCI a copy of any and all fully executed sublicenses, including, without limitation, the identity of the Sublicensee; provided, that the Licensee may redact financial and other terms that are not relevant to Licensee’s obligations to DFCI hereunder. For avoidance of doubt, relevant terms include but are not limited to those specified in section 2.5.2 of the Agreement. Such copy shall be postmarked within [***] days of the execution of the sublicense. Licensee shall also forward to DFCI annually a copy of the reports received by Licensee from its Sublicensee during the preceding twelve (12) month period under the sublicenses as shall be pertinent to (1) its operations under the sublicense and (2) a royalty accounting under the sublicense agreement.

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3. Amendment to Section 4.1. Cellective and DFCI hereby agree to amend Section 4.1 of the Agreement by replacing the first sentence thereof with the following:

Within forty-five (45) days after March 31, June 30, September 30 and December 31 of each year following First Commercial Sale in which this Agreement is in effect, Licensee shall deliver to DFCI full, true and accurate reports of its activities and those of its Affiliates or Sublicensee(s), if any, relating to this Agreement during the preceding three month period.

4. Amendment to Section 5.1.2. Cellective and DFCI hereby agree to amend the first sentence of Section 5.1.2 of the Agreement by deleting the phrase “Within [***] ([***]) after the Effective Date” and replacing it with the phrase “On or before September 15, 2005.”

5. Limited Release and Acknowledgement. DFCI hereby waives and forever discharges Cellective, its assigns, and successors, and any directors and officers of the foregoing (each, a “Released Entity”), from any claims that DFCI may have against any Released Entity arising out of, or relating to Cellective’s failure to provide a development plan pursuant to the original Agreement. DFCI acknowledges receipt of a development plan, including a development and commercialization report, from Cellective on September 1, 2005. DFCI acknowledges and agrees, as of the date that DFCI has executed this letter agreement, that (a) the Agreement is in full force and effect and has not been modified, changed, altered or amended in any respect except as provided in this letter agreement; and (b) to DFCI’s best knowledge, Cellective is not in default in the performance or observance of any of its obligations under the Agreement, and there exists no event or condition which, with notice or the lapse of time or both, would constitute such a default.

6. Amendment to Section 5.1.3(c). Cellective and DFCI hereby agree to amend and restate Section 5.1.3(c) of the Agreement in its entirety as follows:

(c)	First use in humans of the material described in subparagraph 5.1.3 (b) above on or before [***].

7. Amendment to Section 5.5. Cellective and DFCI hereby agree to amend and restate Section 5.5 of the Agreement in its entirety as follows:

5.5

Publicity — Use of Name. Licensee, its Affiliates and Sublicensees are not permitted to use the names of DFCI, its related entities or its employees, or any adaptations thereof, in any advertising, promotional or sales literature, without the prior written consent of DFCI in each case provided, however, that Licensee may (a) refer to publications in the scientific literature by employees of DFCI, (b) state that a license from DFCI has been granted as provided in this Agreement, (c) refer

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to DFCI as a shareholder or licensor of Licensee to the extent required by applicable law, (d) refer to DFCI as a shareholder or licensor of Licensee in any securities report required by the Securities and Exchange Commission, (e) disclose the identity of DFCI as a licensor to prospective or current third party contractors and collaborators of Licensee or (f) state that Dr. Thomas Tedder is a former employee of DFCI.

8. Addition of Section 10.4. Cellective and DFCI hereby agree to add a new Section 10.4 of the Agreement as follows:

10.4

DFCI hereby represents and warrants to Licensee that, as of the signing date of this letter amendment and based on its knowledge at that time: (a) DFCI is the sole and exclusive owner of, and has good and valid title to the Licensed Intellectual Property, free and clear of any encumbrance, lien, mortgage, charge, restriction or liability, whether equitable or legal, that would conflict with or impair the rights granted to Licensee under this Agreement, with the exception of (i) the non-exclusive license granted to the United States government and (ii) an exclusive license to a third party of US Patent [***]; (b) to DFCI’s knowledge, DFCI has properly obtained all rights to the Licensed Intellectual Property from the applicable inventors; and (c) DFCI will, within 30 days provide Cellective with written documentation of DFCI’s election of title to Biological Materials from the United States government.

9. Amendment to Schedule 1. Cellective and DFCI hereby agree toamend and restate Schedule 1 of the Agreement by replacing such schedule, in its entirety, with the language designated on Appendix A to this letter agreement.

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The amendments set forth in this letter shall be effective upon signature hereof by both parties. Other than as set forth in this letter, all of the terms and conditions of the Agreement shall continue in full force and effect. Please sign below and return to Cellective an executed copy of this letter to indicate your acceptance of the terms contained herein.

Sincerely,

[***]

[***]

[***]

CELLECTIVE THERAPEUTICS, INC.

DANA-FARBER CANCER INSTITUTE, INC.

ACCEPTED AND AGREED

By: [***]

[***]

Title: Vice President, Research and Technology Ventures

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APPENDIX A

The amended and restated Schedule 1 is set forth below.

Schedule 1: Patent Rights and Biological Materials

[***]

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